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                                                                       EXHIBIT 4


                          JOINDER AND AMENDMENT NO. 2

                         Dated as of December 20, 1999

     Reference is hereby made to the Revolving Credit Agreement dated as of December 22, 1997 (as amended and in effect from time to time, the "Credit Agreement"), by and among PERKINS FAMILY RESTAURANTS, L.P., a Delaware limited partnership ("Perkins"), THE RESTAURANT COMPANY, a Delaware corporation ("TRC"), PERKINS RESTAURANTS, INC., a Minnesota corporation ("PRI"), and PERKINS MANAGEMENT COMPANY, INC., a Delaware corporation ("PMC"), and PERKINS FINANCE CORP., a Delaware corporation (together with TRC, PRI and PMC, the "Existing Guarantors"), BANKBOSTON, N.A., a national banking association and the other lending institutions listed on Schedule 1 thereto (the "Banks"), BANKBOSTON, N.A. as agent and administrative agent for the Banks, and BANK OF AMERICA, N.A. (f/k/a Nationsbank, N.A.), as Syndication Agent (the "Syndication Agent"). All capitalized terms used herein without definitions shall have he meanings given such terms in the Credit Agreement.

     WHEREAS, Perkins and the Guarantors have requested that the Banks amend the Credit Agreement and the other Loan Documents to, among other things, make TRC a co-borrower, together with Perkins, under the Credit Agreement;

     WHEREAS, the Banks have agreed, subject to the terms and conditions set forth herein, to, among other things, make TRC a co-borrower, together with Perkins, under the Credit Agreement.

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows.

     1. JOINDER TO CREDIT AGREEMENT AND LOAN DOCUMENTS. TRC (the "New Borrower" and, together with Perkins, the "Borrowers"), hereby joins the Credit Agreement and the Loan Documents and agrees to become a Borrower under the Credit Agreement and to comply with and be bound by all of the terms, conditions and covenants of the Credit Agreement and Loan Documents applicable to it as a Borrower. Without limiting the generality of the preceding sentence, TRC agrees that it shall be jointly and severally liable, together with Perkins, for the payment and performance of all obligations of the Borrowers under the Credit Agreement as supplemented hereby. TRC agrees that a copy of this Joinder and Amendment may be attached as an allonge to each of the Revolving Credit Notes, and TRC agrees
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to be bound by each Revolving Credit Note as if it had been a party to such
Revolving Credit Note from the Closing Date.

     2. AMENDMENTS TO LOAN DOCUMENTS. The parties hereto agree that, as of the Effective Date (defined below), the Credit Agreement and the other Loan Documents shall be further amended and supplemented as set forth below:

     a. All references to the "Borrower" contained in the Credit Agreement and the other Loan Documents shall hereafter be deemed to be references to the Borrowers and, after the Merger Date (defined below), to the survivor in the Mergers (defined below). Each reference to the "Obligations" or the "obligations of the Borrower", or words to a similar effect, shall hereafter be deemed to be a reference to the joint and several obligations of each of the Borrowers, each of the Borrowers hereby agreeing that they shall be jointly and severally liable for all of the Obligations under the Credit Agreement and the other Loan Documents, each as amended hereby.

     b. Each of PRI, PMC and PFC hereby agrees that the "Guaranteed Obligations" shall hereafter include all obligations of each of the Borrowers under the Credit Agreement and the other Loan Documents, each as amended hereby.

     c. (i) Section 1.1 of the Credit Agreement is hereby amended by adding the following new definitions in alphabetical order:

     "Discount Indenture. The Indenture, dated as of May 18, 1998, between TRC and State Street Bank and Trust Company, as trustee, in the form delivered to the Agent prior to the Effective Date."

     "Discount Notes. The Notes evidencing up to an aggregate of $31,100,000 in principal amount at maturity issued under the Discount Indenture."


     "Merger Agreement. Collectively, the Agreement and Plan of Merger, dated as of December __, 1999, between PMC and PRI, the Agreement and Plan of Merger, dated as of December __, 1999, between PRI and TRC, and the Agreement and Plan of Merger, dated as of December __, 1999, between Perkins and TRC, each in the form delivered to the Agent prior to the Effective Date."

     "Merger Date. The date the Merger becomes effective, and PRI, Perkins and PMC are merged with and into TRC."

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     "Mergers. Collectively, the merger of PMC into PRI, the merger of PRI into
TRC, and the merger of Perkins into TRC pursuant to the Merger Agreement."

     (ii) Section 1.1 of the Credit Agreement is hereby amended by restating the following definitions in their entirety as provided herein:

     "Consolidated Funded Indebtedness. At any time, the sum of (a) the aggregate amount of Indebtedness of the Borrower and its Subsidiaries, on a consolidated basis, relating to the borrowing of money or the obtaining of credit or in respect of Capitalized Leases (but excluding, only for so long as interest or principal is not paid or payable in cash thereon, the Discount Notes), plus (b) without duplication, all reimbursement obligations of such Persons in respect of letters of credit outstanding, plus (c) without duplication, all Indebtedness guaranteed by the Borrower or any of its Subsidiaries."

     "Consolidated Total Interest Expense. For any period, the remainder of
(a) the aggregate amount of interest required to be paid or accrued by the Borrower and its Subsidiaries during such period on all Indebtedness of the Borrower and its Subsidiaries outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of Capitalized Leases, and including commitment fees, agency fees, facility fees, balance deficiency fees and similar fees and expenses in connection with the borrowing of money, but excluding, only for so long as such interest is not paid or payable in cash in such period, interest on the Discount Notes, minus
(b) interest income of the Borrower and its Subsidiaries for such period, in each case, determined on a consolidated basis for such Persons in accordance with generally accepted accounting principles."

     d. Section 7.2 of the Credit Agreement is hereby amended by (i) deleting the reference to TRC in the proviso of the first sentence thereof, (ii) deleting clause (a) of the second sentence thereof, and (iii) from and after the Merger Date, deleting the proviso of the first sentence in its entirety.

     e. Section 10.1 of the Credit Agreement is hereby amended by (i) deleting the word "and" at the end of clause (n); (ii) deleting the period at the end of clause (o) and substituting the text "; and"; and (iii) inserting the following new clause (p):

     "(p) from and after the Merger Date, Indebtedness of the Borrower not to exceed an aggregate principal amount or accreted value of $31,100,000 in respect of the Discount Notes under the Discount Indenture."


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      f.  Section 10.4 of the Credit Agreement is hereby amended by (i)
inserting the following clause immediately following "(ii)" therein: "for so long as the Borrower is a pass through entity for tax purposes," and (ii) by inserting the following new clause (v) following clause (iv): "and (v) so long as no Default or Event of Default then exists or would result from the making of such dividend, on one occasion on the Merger Date the Borrower may pay a dividend to its equity holders in an aggregate amount not to exceed $50,100,000.

      g. Section 10.5(a) of the Credit Agreement is hereby amended by (i) inserting in clause (v) thereof immediately preceding the proviso, the phrase "including in the case of a merger with and into TRC, the Merger,"; (ii) in clause (B) of the proviso contained therein, replacing the reference to "thirty
(30)" with a reference to "ten (10)"; and (iii) inserting at the end of Section 10.5(a) before the semicolon, the phrase "after giving effect to the Joinder and Amendment No. 2".

      h. Section 11.2 of the Credit Agreement is hereby amended by (i) deleting the phrase "the greater of (A) actual Consolidated Net Worth at December 31, 1997 and (B) $25,561,000" and substituting therefor the phrase "actual Consolidated Net Worth at December 31, 1999" and (ii) by replacing the date "December 31, 1997" in clause (b) thereof with the date "December 31, 1999."

      i. Section 11.5 of the Credit Agreement is hereby amended by (i) deleting the row corresponding to Fiscal Year 1999 from the table set forth therein and
(ii) inserting the following new text at the end of such Section: "In addition, the Borrower will not make, and will not permit any of its Subsidiaries to make, Maintenance Capital Expenditures, Improvement Capital Expenditures, New Site Capital Expenditures, or Remodeling Capital Expenditures that exceed $28,500,000, in the aggregate, for the Fiscal Year 1999.".

     j. The Credit Agreement is hereby further amended by (i) adding the following new Section 9.18 in the correct numerical sequence thereof:

          9.18. GUARANTY AND PLEDGE. The Borrower shall, not later than the Merger Date, (i) cause The Restaurant Holding Corporation ("TRHC") to guaranty the Obligations pursuant to a guaranty in form and substance satisfactory to the Agent (provided that the liability of TRHC under such guaranty shall be limited to the value of the Equity Interests of TRC held by TRHC, after giving effect to the Merger and the related transactions), which such guaranty shall be a Security Document hereunder, (ii) cause TRHC to pledge to the Agent, for the


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    benefit of the Banks and the Agent, as security for the Obligations, 100% of the capital stock of the Borrower owned by TRHC, pursuant to a pledge agreement in form and substance satisfactory to the Agent, which such pledge agreement shall be a Security Document hereunder, (iii) cause to be delivered to the Agent all such other documents and instruments (including without limitation, legal opinions) as the Agent may reasonably request in connection with such guaranty and pledge. From and after the Merger Date, TRHC shall be a "Guarantor" hereunder.

    k. The Credit Agreement is hereby further amended by adding the text "9.18," immediately after the reference to "9.14," in Section 14.1(c) thereof.

    l. The parties hereby agree that (i) the reference to TRC in Section 29.10 of the Credit Agreement is hereby deleted and (ii) from and after the effective date of the Merger, Section 29.10 of the Credit Agreement is hereby deleted in its entirety.

    m.  The Credit Agreement is hereby further amended by supplementing
Schedule 10.3 thereto with Schedule 10.3 attached hereto.

    3. JOINDER TO SECURITY AGREEMENT. TRC further covenants and agrees that by its execution hereof it shall be bound by and shall comply with all terms and conditions of the Security Agreement, dated as of December 22, 1997, between Perkins and the Agent, as fully as if it were the "Company" referred to therein, and thereby and hereby grants to the Agent, for the benefit of the Banks and the Agent, to secure the payment and performance in full of all of the Obligations, a security interest in and so pledges and assigns to the Agent, for the benefit of the Banks and the Agent, the following properties, assets and rights of the undersigned, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (all of the same being hereinafter called the "Collateral"):

         All personal and fixture property of every kind and nature including without limitation all furniture, fixtures, equipment, raw materials, inventory, other goods, accounts, contract rights, rights to the payment of money, insurance refund claims and all other insurance claims and proceeds, tort claims, chattel paper, documents, instruments, securities and other investment property, deposit accounts, and all general intangibles including, without limitation, all tax refund claims, license fees, patents, patent applications, trademarks, trademark applications, trade names, copyrights, copyright applications, rights to sue and recover for past infringement of patents, trademarks and copyrights, computer programs, computer


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     software, engineering drawings, service marks, customer lists, goodwill, and all licenses, permits, agreements of any kind or nature pursuant to which TRC possesses, uses or has authority to possess or use property (whether tangible or intangible) of others or others possess, use or have authority to possess or use property (whether tangible or intangible) of TRC, and all recorded data of any kind or nature, regardless of the medium of recording including, without limitation, all software, writings, plans, specifications and schematics.

     TRC has attached hereto a duly completed Perfection Certificate and represents and warrants with respect to the matters set forth in such Perfection Certificate. TRC further covenants and agrees that by its execution hereof it shall provide all such information, complete all such forms and, take all such actions, and enter into all such agreements, in form and substance reasonably satisfactory to the Agent that are reasonably deemed necessary by the Agent in order to grant to the Agent, for the benefit of the Banks and the Agent, a valid, first-priority perfected security interest in all of the assets of the undersigned securing the Obligations; provided that TRC shall not be required to grant a mortgage on its leasehold interests in the Real Estate and on any fee owned Real Estate located in Florida.

     4. NEW BORROWER'S REPRESENTATIONS AND WARRANTIES. TRC hereby acknowledges, and represents and warrants, the following:

          (a) it is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware on or prior to the date hereof;

          (b) its chief executive office and principal place of business, and the location at which its books and records are kept, is located at 6075 Poplar Avenue, Suite 800, Memphis, Tennessee 38119,

          (c) it is capable of complying with and is in compliance with all of the provisions of the Credit Agreement and the Loan Documents applicable to it, after giving effect to this Joinder and Amendment;

          (d) except as set forth on Annex 4(d) hereto, each of the representations and warranties set forth in ss.8 of the Credit Agreement is true and correct in all material respects as of the date hereof (except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and the other Loan Documents, including those contemplated and permitted by this Joinder and Amendment No. 2, and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse,


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     and except to the extent that such representations and warranties relate expressly to an earlier date);

          (e) TRC wishes to grant security interests in favor of the Agent, for the benefit of the Banks and the Agent, as herein provided and to become a party to the Security Agreement; and

          (f) upon execution of this Joinder and Amendment, the undersigned will be jointly and severally liable, together with Perkins, for the payment and performance of all obligations of the Borrowers under the Credit Agreement as supplemented hereby.

     5. DELIVERY OF DOCUMENTS. This Joinder and Amendment shall be effective upon the receipt by the Agent of the following documents, each of the following to be in form and substance satisfactory to the Agent (the date of the satisfaction of such conditions referred to herein as the "Effective Date"):

  a. a signature page hereto, duly executed by each of the Borrowers, the Guarantors, and the Banks;

  b. a legal opinion from counsel to the Borrowers as to the legal, valid and binding nature of the Loan Documents, as supplemented hereby;

  c. copies, certified by a duly authorized officer of TRC to be true and complete as of the date hereof, of each of (i) the charter documents of TRC as in effect on the date hereof, (ii) the by-laws of TRC as in effect on the date hereof, (iii) the resolutions of the Board of Directors or a committee thereof of TRC authorizing the execution and delivery of this Joinder and Amendment, the other documents executed in connection herewith and TRC's performance of all of the transactions contemplated hereby, and
     (iv) an incumbency certificate giving the name and bearing a specimen signature of each individual who shall be authorized to sign, in TRC's name and on its behalf, each of this Joinder and Amendment and the other Loan Documents, any Revolving Credit Loan Request, and Letter of Credit Applications, and to give notices and to take other action on its behalf under the Loan Documents;

  d. a certificate of the Secretary of State of Delaware as of a recent date as to TRC's good standing, valid existence and tax payment status;

  e. UCC-1 financing statements and other documents and instruments necessary to perfect the Agent's security interest for the benefit of the Banks in all of TRC's assets; provided that TRC shall not be required


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     to grant a mortgage on its leasehold interests in the Real Estate and on any fee owned Real Estate located in Florida; and

  f. such other documents as the Agent may reasonably request.

       6. CONSENT TO MERGERS. Notwithstanding the provisions of Section 10.5(a) of the Credit Agreement, each of the Banks hereby consents to the Mergers as defined in Section 2(c) hereof.

       7. MISCELLANEOUS. This Joinder and Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. This Joinder and Amendment may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute one agreement.


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     IN WITNESS WHEREOF, the undersigned have caused this Joinder and Amendment to be executed by their duly authorized officer as of the date first written above.

                                       PERKINS FAMILY
                                       RESTAURANTS, L.P.
                                       By:  Perkins Management Company,
                                            Inc., its General Partner


                                       By:
                                            -----------------------------------
                                            Name:
                                            Title:


                                       THE RESTAURANT COMPANY


                                       By:
                                            -----------------------------------
                                            Name:
                                            Title:


                                       PERKINS FINANCE CORP.


                                       By:
                                            -----------------------------------
                                            Name:
                                            Title:


                                       BANKBOSTON, N.A., individually
                                       and as Agent


                                       By:
                                            -----------------------------------
                                            Name:
                                            Title:

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
                                                BANK OF AMERICA, N.A. (f/k/a
                                                Nationsbank, N.A.), individually
                                                and as Syndication Agent

                                                By:___________________________
                                                   Name:
                                                   Title:

                                                FIRST AMERICAN NATIONAL BANK

                                                By:___________________________
                                                   Name:
                                                   Title:

                                                FLEET BUSINESS CREDIT
                                                CORPORATION

                                                By:___________________________
                                                   Name:
                                                   Title:

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                         CERTIFICATE OF ACKNOWLEDGMENT

COMMONWEALTH OF MASSACHUSETTS           )
                                        ) ss.
COUNTY OF SUFFOLK                       )

     Before me, the undersigned, a Notary Public in and for the county aforesaid, on this 16th day of December, 1999, personally appeared Steven R. McClellan to me known personally, and who, being by me duly sworn, deposes and says that he is the Vice President and Chief Financial Officer of The Restaurant Company and that said instrument was signed on behalf of said corporation by authority of its Board of Directors, and said Steven R. McClellan acknowledged said instrument to be the free act and deed of said corporation.




                                        ____________________________

                                        Notary Public
                                        My commission expires:


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